Exhibit 99.1

Contact:	Steven Nelson
GNC Corporation
(412) 288-8389
steven-nelson@gnc-hq.com
GNC ANNOUNCES EXPIRATION OF CONSENT DEADLINE AND EXECUTION OF
THE SUPPLEMENTAL INDENTURES WITH RESPECT TO ITS FLOATING RATE
SENIOR PIK NOTES DUE 2011, 8 5/8% SENIOR NOTES DUE 2011 AND 8 1/2%
SENIOR SUBORDINATED NOTES DUE 2010
Pittsburgh, PA, March 5, 2007: GNC Parent Corporation (“Parent”), the parent company of General Nutrition Centers, Inc. (“Centers,” and, together with Parent and all of its direct and indirect subsidiaries, “GNC” or the “Company”), announced today that with respect to Parent’s previously announced tender offer to purchase any and all of its outstanding Floating Rate Senior PIK Notes due 2011 (CUSIP Nos. 38012V-AA-5 and 38012V-AB-3) (the “Parent Notes”), Parent has received valid tenders and consents representing a majority of the aggregate principal amount of Parent Notes outstanding as of the Consent Date (as defined below). Parent also announced today that it executed the supplemental indenture relating to the Parent Notes, which became effective upon execution but will not become operative until after acceptance of, and final payment for, the Parent Notes on the Payment Date (as defined below).
In addition, Centers announced today that with respect to its previously announced tender offer to purchase any and all of each of its outstanding 8 5/8% Senior Notes due 2011 (CUSIP No. 37047R-AE-7) (the “Centers Senior Notes”) and 8 1/2% Senior Subordinated Notes due 2010 (CUSIP No. 37047R-AC-1) (the “Centers Senior Sub Notes,” and, together with the Centers Senior Notes, the “Centers Notes”), Centers has received valid tenders and consents representing a majority of the aggregate principal amount of each of the Centers Notes outstanding as of the Consent Date. Centers also announced today that it executed the supplemental indentures relating to each of the Centers Notes, which became effective upon execution but will not become operative in each case until after acceptance of, and final payment for, the respective Centers Notes on the Payment Date.
The consent deadline pursuant to the terms of the offers to purchase and consent solicitation statements for each of the Parent Notes and the Centers Notes (collectively, the “Notes”) expired at 5:00 p.m., New York City time, on March 1, 2007 (the “Consent Date”). In each case, rights to withdraw tendered Notes and to revoke delivered consents terminated on the Consent Date, except in limited circumstances or as otherwise required by law.
Centers also announced today that the consideration payable for each of the Centers Notes given the expected expiration date of 12:00 midnight, New York City time, on March 15, 2007 (unless extended or earlier terminated by Centers, the “Expiration Date”) and the payment date of March 16, 2007 (unless extended or earlier terminated by Centers, the “Payment Date”), is as follows:
•	Holders who validly tendered and did not withdraw their Centers Senior Notes and related consents before the Consent Date will receive, for each $1,000 principal amount of Centers

Senior Notes tendered, tender offer consideration equal to $1,066.40 (the “Total Centers Senior Notes Consideration”), which includes a $30 consent payment (the “Consent Payment”). Holders who tender their Centers Senior Notes and deliver their consents after the Consent Date, but before the Expiration Date, will receive, for each $1,000 principal amount of Centers Senior Notes tendered, tender offer consideration equal to $1,036.40 (which is the Total Centers Senior Notes Consideration less the Consent Payment). Accrued and unpaid interest will be paid on all Centers Senior Notes tendered and accepted for purchase.
•	Holders who validly tendered and did not withdraw their Centers Senior Sub Notes and related consents before the Consent Date will receive, for each $1,000 principal amount of Centers Senior Sub Notes tendered, tender offer consideration equal to $1,061.35 (the “Total Centers Senior Sub Notes Consideration”), which includes the Consent Payment. Holders who tender their Centers Senior Sub Notes and deliver their consents after the Consent Date, but before the Expiration Date, will receive, for each $1,000 principal amount of Centers Senior Sub Notes tendered, tender offer consideration equal to $1,031.35 (which is the Total Centers Senior Sub Notes Consideration less the Consent Payment). Accrued and unpaid interest will be paid on all Centers Senior Sub Notes tendered and accepted for purchase.
The tender offers and consent solicitations for each of the Notes are being conducted in connection with the previously announced acquisition of Parent by an affiliate of Ares Management LLC and the Ontario Teachers’ Pension Plan.
J.P. Morgan Securities Inc. and Goldman, Sachs & Co. are the Dealer Managers for each of the tender offers and Solicitation Agents for each of the consent solicitations. Questions concerning the terms of each of the tender offers may be directed to J.P. Morgan Securities Inc. at (800) 245-8812 (toll-free) or to Goldman, Sachs & Co. at (800) 828-3182 (toll-free). Copies of each of the Offers to Purchase may be obtained by calling the information agent, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or at (212) 929-5500 (call collect).
This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. The tender offers and consent solicitations are being made solely by the respective Offers to Purchase and Consent Solicitation Statements dated February 15, 2007.
About GNC
GNC, headquartered in Pittsburgh, Pa., is the largest global specialty retailer of nutritional products, vitamin, mineral, herbal and other specialty supplements and sports nutrition, diet and energy products. GNC has more than 4,800 retail locations throughout the United States (including more than 1,000 franchise and 1,200 Rite Aid store-within-a-store locations) and franchise operations in 48 international markets. The Company — which is dedicated to helping consumers Live Well — also offers products and product information online.
Cautionary Statement on Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as ”subject to,” “believes,” ”anticipates,” ”plans,”

“expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. GNC believes there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, we may not realize our expectations and our beliefs may not prove correct. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. Factors that may materially affect such forward-looking statements include, among others:
•	significant competition in our industry;

•	unfavorable publicity or consumer perception of our products;

•	the incurrence of material products liability and product recall costs;

•	costs of compliance and our failure to comply with governmental regulations;

•	the failure of our franchisees to conduct their operations profitably and limitations on our ability to terminate or replace under-performing franchisees;

•	economic, political and other risks associated with our international operations;

•	our failure to keep pace with the demands of our customers for new products and services;

•	the lack of long-term experience with human consumption of some of our products with innovative ingredients;

•	disruptions in our manufacturing system or losses of manufacturing certifications;

•	increases in the frequency and severity of insurance claims, particularly for claims for which we are self-insured;

•	loss or retirement of key members of management;

•	increases in the cost of borrowings and unavailability of additional debt or equity capital;

•	the impact of our substantial indebtedness on our operating income and our ability to grow;

•	the failure to adequately protect or enforce our intellectual property rights against competitors;

•	changes in applicable laws relating to our franchise operations; and

•	our inability to expand our franchise operations or attract new franchisees.